UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2021

CHINA PHARMA HOLDINGS, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34471	73-1564807
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

Second Floor, No. 17, Jinpan Road

Haikou, Hainan Province, China 570216

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: +86 898-6681-1730 (China)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CPHI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.

On September 9, 2021, in view of the total of $1,666,706 accrued but unpaid cash compensation by China Pharma Holdings, Inc. (the “Company”) to Chairman of the Board, Chief Executive Officer and interim Chief Financial Officer, Ms. Zhilin Li (the “Unpaid Cash Compensation”), the Compensation Committee of the Company authorized the issuance to Ms. Li an aggregate of 1,760,000 shares of common stock (the “Shares”) under the Company’s 2010 Long-Term Incentive Plan, as amended (the “Plan”), to partially off set the Unpaid Cash Compensation.

The Shares are vesting immediately with no restrictions. Based on the per share price of $0.67, the closing price of the day prior to and of the approval rendered by the Compensation Committee, such Shares are valued at $1,179,200. Thus the Unpaid Cash Compensation is reduced to $487,506.

On September 9, 2021, to resolve the outstanding compensation by the Company to Mr. Gene Michael Bennett, the Company’s director, the Compensation Committee of the Company granted Mr. Bennett an incentive stock option (“Option”) to purchase 65,000 shares of common stock at an exercise price at $1.47 per share, under the Plan. The Option is vesting immediately and shall expire on September 9, 2024.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following is filed as an exhibit to this report:

Exhibit No.	Description

10.1	Form of Incentive Stock Option Grant Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2021

CHINA PHARMA HOLDINGS, INC.

By:	/s/ Zhilin Li
Name:	Zhilin Li
Title:	President and Chief Executive Officer

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